UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2012

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (513) 784-8000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Michael B. Sims

On February 16, 2012, Michael B. Sims, the Company’s Senior Vice President and Chief Financial Officer, announced his resignation, effective upon the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2011.

Appointment of Chief Financial Officer

The Company has appointed Brian W. Kocher (age 42) as the Company’s Senior Vice President and Chief Financial Officer.  This appointment is effective as of the resignation of Michael B. Sims from that role.  Mr. Kocher joined Chiquita in 2005 as the Company’s Vice President, Controller and Chief Accounting Officer.  From October 2007 until 2011 he served as President of North America, leading the successful transformation of the Company’s North American banana and salads businesses.  In 2011 Mr. Kocher was appointed President, Europe and the Middle East, responsible for all of the Company’s operations across that region.  Prior to joining Chiquita, Mr. Kocher held increasingly responsible finance and executive positions, including as Vice President, National Accounts and Executive Director Commercial Finance at HILL-ROM, Inc (2002-2005), Global Controller, Global Consumer Finance and Global Controller, Information Technology Solutions at GE Capital, Vice President of Finance and Administration, Conxus Communications, Inc. (1995-1999), Controller, USA Mobile Communications, Inc. II (1993-1995) and as Senior Auditor at Price Waterhouse, LLP (1991-1993).  Mr. Kocher holds a B.B.A. (Accounting) from Ohio University in Athens, Ohio, and is a Certified Public Accountant (State of Ohio).

There are no family relationships between Brian W. Kocher and any director or executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by Chiquita Brands International, Inc., dated as of February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and Secretary